Exhibit 10.1

Employment Agreement

Jingdong Chen

This EMPLOYMENT AGREEMENT (“Agreement”), dated October 25th, 2006 is by and between CDI Shanghai Company, Limited (“CDI SHANGHAI”), and Jingdong Chen (“Chen” “EMPLOYEE).

WHEREAS, the EMPLOYEE desires to work with CDI SHANGHAI and CDI SHANGHAI desires to engage the services of the Employee under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Title.             The Employee’s title for his new position at CDI Shanghai will be Vice President, Chemical Division as of the date this Agreement is signed and thereafter, so long as the Employee is associated with CDI Shanghai Company, Limited as an Employee.

2. Duties.      The Employee will be in charge of our operations as it relates to Shanghai Lang Chemical Company, Limited. The Employee agrees to devote all of his/her time and efforts to the performance of his duties as an Employee of CDI Shanghai. The Employee also agrees that he/she will advise CDI Shanghai of other business pursuits outside of Shanghai Lang Chemical Company, Limited.

3.	Compensation.

A.     Compensation:           The Employee shall receive an annual compensation of $10,000.

B.     Bonus Compensation: CDI SHANGHAI shall in it own discretion award the Employee with additional forms of compensation. This additional compensation will be awarded in the sole discretion of CDI SHANGHAI and may be in the form of securities or cash.

4. Term.           The term of the employment agreement shall be for a period of 60 months from the date of hire. The date of hire shall be from Oct 25th, 2006 to Oct 24th, 2011.

5. Representations and Warranties.      The Employee hereby represents warrants and agrees that: (i) In charge of the business operation and all other daily management of Shanghai Lang Chemical Company, Limited. (ii) he/she has required the necessary approval to be engaged by CDI SHANGHAI. (iii) all statements, representations and warranties made by him/her in the pre hire questionnaire in connection with his/her Employee by and association with CDI SHANGHAI, are true, correct and complete in all respects; and (vi)he/she is under no contractual or other restriction or obligation that would be violated by his /her status with CDI SHANGHAI.

6. Confidentiality.     The Employee acknowledges and agrees that, during the period of his engagement with CDI SHANGHAI, he/she will have access to confidential, proprietary, strategic and sensitive information relating to CDI SHANGHAI's business and affairs and the business and affairs of its affiliates and clients, including, without limitation, materials used for identifying clients, client information and lists, information concerning ongoing and potential assignments, internal operating procedures, business plans, projections, valuations techniques, financial models and research data. The Employee also acknowledges and agrees that such information is special and unique to CDI SHANGHAI and its affiliates and clients. The Employee hereby agrees and convenes that, without CDI SHANGHAI's prior written permission, he/she will not, directly or indirectly, publish, disclose or make accessible to any other person, firm, corporation, organization or entity, including, without limitation, any member of his family, either during or after the period he/she is engaged by CDI SHANGHAI, any confidential, proprietary, strategic or sensitive information whatsoever relating, directly or indirectly, to CDI SHANGHAI's clients, including such clients’ names, business, or affairs or the business or affairs of any of CDI SHANGHAI's affiliates or clients, that he/she may learn or initiate and develop a business relationship with during his Employee by CDI SHANGHAI, whether or not such information is specifically designated as confidential, proprietary, strategic or sensitive. In addition, the Employee agrees to return to CDI SHANGHAI all tangible evidence of such information in their original form (paper, electronic or magnetic), which may be in his/her possession, custody or control prior to or at the termination of his engagement.

7. Non-Solicitation.               The Employee hereby further agrees that, for a period of two(2) years after the effective date of the termination of his engagement, he/she shall not, directly or indirectly, do any of the following: (i) reveal the name of, contract, solicit, persuade, interfere with or endeavor to entice away from CDI SHANGHAI or any of its affiliates, any of their respective clients, agents, representatives or Employees; or (ii) employ or offer to employ any person who, at any time up to the effective date of such termination, was an Employee, agent or representative employed or retained by CDI SHANGHAI or any of its affiliates within a period of one(1) year after such person is no longer employed or retained by CDI SHANGHAI or any of its affiliates. Provided, however, that the restriction set forth in clause (i) above shall not apply to the solicitation of any of the clients serviced by the Employee while engaged by CDI SHANGHAI. The parties hereto agree that nothing in this Agreement shall restrict or prohibit CDI SHANGHAI from soliciting any or all clients serviced by the Employee while he/she was engaged by CDI SHANGHAI.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ACCEPTED AND AGREED TO:

CDI Shanghai Company, Limited ____/s/ James Wang__________________ (sign name) ______ James Wang__________________ (print name) ___10/25/2006___ (date)	Jingdong Chen __/s/ Jingdong Chen___________________ (sign name) _____ Jingdong Chen__________________ (print name) ___10/25/2006___ (date)

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